Exhibit 3.1

SECOND AMENDED AND RESTATED REGULATIONS

OF THE LUBRIZOL CORPORATION

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.

The annual meeting of shareholders of the Company for the election of directors and the conduct of any other business as may be brought properly before the meeting will be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as the Board of Directors may determine.

Section 2. Special Meetings.

(a) General. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors, or by a request in proper written form by holders of fifty percent (50%) or more of the outstanding shares. These meetings may be held at the date (other than a legal holiday), time and place, within or without the State of Ohio, as is specified in the notice of the meeting.

(b) Form of Shareholder Notice. Any shareholder entitled to call a special meeting who desires to do so, must deliver either in person or by registered mail to the President or the Secretary of the Company a written request, which sets forth the matters to be acted upon and the information described in Section 6(c) of this Article I or Section 2(d) of Article II, as applicable.

Section 3. Notice of Meetings.

(a) General. Except as otherwise provided in Section 3(b) below, the Secretary of the Company or any other officer designated by the Board of Directors will give written notice of every annual or special meeting of shareholders stating the date, time and place and the purposes for the meeting, to each shareholder of record entitled to notice as provided by law, either by personal delivery or by mail, overnight delivery service, or any other means of communications authorized by the shareholder to whom the notice is given, not less than seven (7) nor more than sixty (60) days before the meeting. A shareholder may waive any notice required to be given by law or under these Regulations and, by attendance at a meeting, will be deemed to have waived notice of that meeting. If shares are transferred after the record date for the meeting, and prior to the holding of the meeting, the Company need not give notice of that meeting to the transferee of the shares.

(b) Notice and Timing of Special Meetings Requested by Shareholders. Within thirty (30) days after written request of any persons entitled to call a special meeting of shareholders is delivered to the President or the Secretary in accordance with Article I, Section 2(b), the Company will provide to each shareholder of record entitled to notice as provided by law, a notice setting forth the date, time and place and the purpose for the meeting; the date of which will be determined by the Company and will not be earlier than seven (7) nor later than ninety (90) days after receipt of the meeting request submitted in accordance with Section 2(b) of this Article I.

Section 4. Quorum and Adjournments.

Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company, present at a meeting in person, by proxy, or by use of communications equipment, will constitute a quorum to hold a shareholders meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, the holders of a majority of the voting shares represented at the meeting may adjourn from time to time without giving notice other than an announcement at the meeting or a public announcement following the meeting.

Section 5. Order and Conduct of Business.

The Chairman of the Board, the Chief Executive Officer, the President or any other person as designated by the Board of Directors will call meetings of shareholders to order and will act as chair of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting of shareholders also will determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting and to establish rules and procedures for the orderly conduct of the meeting.

At any meeting of shareholders, only the business as is properly brought before the meeting may be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 6 of this Article I for proposals regarding business other than nomination of a person for election as a director or, for business regarding nomination of a person for election as a director, Section 2 of Article II. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), or (ii) otherwise properly brought before the meeting by or at the direction of the chair of the meeting or by or at the direction of the Board of Directors.

The chair of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Regulations and that the business will not be transacted.

Section 6. Shareholder Proposals Regarding Business Other Than Nomination of a Person for Election as a Director.

(a) General. For business (other than nomination of a person for election as a director) to be properly requested to be brought before an annual meeting by a shareholder, the business must be a proper matter for shareholder action and the shareholder must (i) have given timely notice in proper written form to the President or the Secretary of the Company in accordance with the procedures set forth below, (ii) be a shareholder of record at the time the notice is given for the meeting, and (iii) be entitled to vote at the meeting.

(b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

(c) Form of the Shareholder Notice. To be in proper written form, a shareholder’s notice to the Company must include:

(i) as to each matter the shareholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation of the Company, the language of the proposed amendment); and (C) the reasons for conducting the business at the meeting;

(ii) as to the shareholder giving notice and any Shareholder Associate (defined below): (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the shareholder’s notice; (C) the class and number of any securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the shareholder; (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); (F) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Company; (G) a description of any performance-related fees (other than an asset-based fee) to which any of these persons is entitled based on any increase or decrease in the value of shares of the Company as of the date of the notice; and (H) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying those agreements, arrangements or understanding; and

(iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposal.

For purposes of these Regulations, “Shareholder Associate” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (B) any beneficial owner of shares of stock of the Company owned of record or beneficially by the shareholder, (C) any person controlling, controlled by or under common control with the Shareholder Associate, or (D) any person on whose behalf a notice is given.

Notwithstanding the foregoing provisions of this Section 6, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article I, Section 6 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number.

The number of directors constituting the whole Board of Directors will be not less than nine (9) nor more than thirteen (13). The exact number of directors will be fixed from time to time within that range by a duly adopted resolution of the Board of Directors.

Section 2. Nominations.

(a) General. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 2 will be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at an annual meeting or a special meeting duly called for that purpose (i) by or at the direction of the Board of Directors or any nominating committee of the Board of Directors, or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving the notice provided for in this Article II, Section 2 and is a shareholder of record at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth below.

(b) Timing for Delivery of the Shareholder Notice for the Annual Meeting. For nominations of persons for election as directors to be made at an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the previous year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to the annual meeting or the fifteenth (15th) calendar day following the day on which public announcement of the date of the annual meeting is first made.

(c) Timing for Delivery of the Shareholder Notice for a Special Meeting. For nominations of persons for election as directors to be made at a special meeting duly called for that purpose, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the fifteenth (15th) day following the day on which public announcement of the date of the meeting is first made.

(d) Form of the Shareholder Notice. To be in proper written form, a shareholder’s notice must include:

(i) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of each nominee proposed by the shareholder; (B) the principal occupation or employment of each nominee; (C) the class and number of securities of the Company that are beneficially owned or owned of record by each nominee; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to each nominee that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Company upon request;

(ii) as to the shareholder giving the notice and any Shareholder Associate, (A) the name and address of the shareholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the shareholder’s notice; (C) the class and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice pursuant to which any of these persons directly or indirectly has other economic interests in securities of the Company (including, but not limited to, derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of capital stock of the Company or otherwise); and (F) a representation that after the date of the notice and up to the date of the meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals one percent (1%) or more of the outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (E) above that results in a change that equals one percent (1%) or more of the outstanding shares of the Company in the economic interests underlying these agreements, arrangements or understanding;

(iii) a representation as to whether the shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, and/or (B) otherwise to solicit proxies from shareholders in support of the proposed nominee; and

(iv) a written consent of each proposed nominee to serve as a director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director, and (B) will comply with these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Notwithstanding the foregoing provisions of this Section 2, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy statement for a meeting of shareholders, the shareholder must comply with all applicable requirements of the Exchange Act, including Rule 14a-8 (or any comparable successor rule or regulation under the Exchange Act), and the rules and regulations thereunder. The provisions of this Article II, Section 2 will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Company’s proxy statement pursuant to those rules and regulations.

The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article II, Section 2, and that the defective nomination will be disregarded.

Section 3. Term of Office and Election of Directors.

(a) Term of Office. Each member of the Board of Directors will be elected at each annual meeting of shareholders to serve a one-year term and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death; provided, however, that each member of the Board of Directors serving on the date of the 2009 annual meeting of shareholders, including those elected at that meeting, for a term that is to expire after the 2009 annual meeting of shareholders, will serve the entire term for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal from office or death.

(b) Majority Voting in Uncontested Elections. In order for a nominee to be elected to the Board of Directors in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “withheld.” Shareholder abstentions will not count either as “for” or “withheld.” In a contested election, the nominees receiving the greatest number of votes “for” will be elected. An election will be considered contested if, as of the record date, there are more nominees for election than director positions to be filled in that election.

Section 4. Removal.

Except as otherwise provided by law, all the directors, or any individual director, may be removed from office with or without cause, by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the Company present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called for that purpose.

Section 5. Vacancies.

Whenever any vacancy occurs within the Board of Directors, the remaining directors will constitute the Board of Directors of the Company until the vacancy is filled or until the number of directors is changed as provided in Article II, Section 1. The remaining directors, though less than a majority of the whole authorized number of the Board of Directors, may, by a vote of a majority of its number, fill any vacancy for a term ending with the next annual meeting or until a successor is duly elected and qualified.

Section 6. Meetings; Notice; Quorum.

Meetings of the Board of Directors may be held at the times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board of Directors, and in the case of a special meeting, upon the call by the Chairman of the Board, the Chief Executive Officer, the President, or any two directors. Notice of a meeting will be given to each director by personal delivery, mail, overnight delivery or any other means of communications authorized by the director not less than forty-eight (48) hours prior to the meeting; provided, however, that notice will be deemed to have been waived by the director attending the meeting, and may be waived in writing or by any other means of communications authorized by the director either before or after the meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at any regular or special meeting.

A majority of the Board of Directors in office at the time will constitute a quorum; provided that any meeting duly called, whether or not a quorum be present, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any meeting of the Board of Directors at which a quorum is present, all questions and business will be determined by the affirmative vote of not less than a majority of the directors present. Action may be taken by the Board of Directors without a meeting if all of the directors consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE III

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

The Board of Directors may create from among its members an Executive Committee or any other committee or committees, consisting of one or more directors. The committees of the Board of Directors will have the powers and duties delegated to them by the Board of Directors.

Each committee of the Board of Directors may prescribe their own rules for calling and holding meetings and the method of procedure, subject to any rules prescribed by the Board of Directors and will keep a written record of all action taken. A majority of the members of any committee is necessary to constitute a quorum for a meeting of that committee. At any meeting of a committee at which a quorum is present, all questions and business will be determined by the affirmative vote of not less than a majority of the committee members present. Action may be taken by any committee without a meeting if all members of the committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

Except as its powers, duties and functions may be limited or prescribed by the Board of Directors, any committee of the Board of Directors may act during the intervals between meetings of the Board of Directors. All actions of a committee will be reported to the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Officers.

The Board of Directors will elect the officers that are required by law and a Chief Executive Officer and, in its discretion, may elect one or more other officers and assistant officers. The officers of the Company will serve at the pleasure of the Board of Directors.

Section 2. Authority and Duties of Officers.

Officers of the Company will have the authority and will perform the duties that are customarily incident to their respective offices or are specified from time to time by the Board of Directors, and, as appropriate, will have the authority to delegate the performance of their duties.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Company will indemnify any current or former director or officer elected by the Board and any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was a director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by, and in accordance with the procedures and requirements set forth in, applicable law.

The Company will pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a current or former director or officer elected by the Board and any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators) in defending an action, suit or proceeding as they are incurred, in advance of the final disposition of the action, suit or proceeding, and, in the sole discretion of the Company, may pay, in the same manner and to the full extent then permitted by law, the expenses incurred by any other person indemnified in accordance with this Article V. Notwithstanding the foregoing, no such advancement of expenses will be made unless the indemnified person makes an affirmative written commitment to repay the Company in the event that it is ultimately determined that the indemnified person is not entitled to be indemnified by the Company. For purposes of this Article V, final disposition with respect to a criminal proceeding means a criminal conviction, the entry of a nolo contendere, guilty or similar plea or a non-prosecution or deferred prosecution agreement. The right to advancement of expenses will not include expenses relating to any cross-claims or counterclaims, whether compulsory or permissible, asserted or sought to be asserted by a current or former director or officer in any such action, suit or proceeding.

This indemnification will not restrict the right of the Company to, and the Company may, (i) indemnify employees, agents and others to the extent not prohibited by applicable law, (ii) purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or her or incurred by him or her in that capacity or arising out of his or her status, and (iii) enter into agreements with persons of the class identified in clause (ii) above, indemnifying them against any and all liabilities (or any lesser indemnification as may be provided in these agreements) asserted against or incurred by them in these capacities.

No amendment, termination or repeal of this Article V will adversely affect or impair in any way the rights of any current or former director or officer or any person who is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to indemnification pursuant to these provisions with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of an amendment, termination or repeal.

ARTICLE VI

MISCELLANEOUS

Section 1. Corporate Seal.

The corporate seal of this Company will be circular in form and contain the name of the Company.

Section 2. Provisions in Articles of Incorporation.

These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Company (including all amendments to the Articles of Incorporation in force at the time) and in case of any conflict, the provisions in the Articles of Incorporation will govern.

Section 3. Amendments.

These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the voting power of the Company, at an annual or special meeting duly called for that purpose. In addition, the Board of Directors may amend or repeal any part of these Regulations to the full extent permitted by applicable law. Notwithstanding the two preceding sentences and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 1, 3 and 4 of Article II of these Regulations will require the affirmative vote, at an annual or special meeting duly called for that purpose, of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Company, unless an amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds percent ( 2/3%) of the Board of Directors of the Company then in office, in which event shareholders may approve the amendment, alteration, change, repeal or adoption by the affirmative vote of the holders of a majority of the voting power of the Company.